Exhibit 10.34

AMENDMENT NO. 4 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”), dated as of April 30, 2002, by and among GLOBAL PAYMENTS INC., a Georgia corporation, as Borrower, the banks and other financial institutions listed on the signature pages hereof, as Lenders, BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois, as Administrative Agent, Swing Line Lender and LC Issuer, SUNTRUST BANK, a Georgia banking corporation, as Documentation Agent, and WACHOVIA BANK, N.A., a national banking association, as Syndication Agent.

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders, and the Agents are parties to a certain Credit Agreement dated as of January 31, 2001, as amended by Amendment No. 1 to Credit Agreement dated as of March 20, 2001, by Amendment No. 2 to Credit Agreement dated as of May 14, 2001, and by Amendment No. 3 to Credit Agreement dated as of July 26, 2001 (as so amended, the “Credit Agreement”; capitalized terms used in this Amendment without definition that are defined in the Credit Agreement shall have the meanings in this Amendment as specified for such capitalized terms in the Credit Agreement);

WHEREAS, Borrower and Lenders have agreed to amend the Credit Agreement in certain respects as set forth in this Amendment;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.    Amendments to Credit Agreement.    Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, and effective as of the Effective Date (as hereinafter defined), the Credit Agreement is hereby amended by deleting clause (C) of Section 6.6(a)(iii) in its entirety and substituting in lieu thereof the following clause (C):

(C)    by the Borrower and its Subsidiaries of obligations of other Subsidiaries of the Borrower that is not Debt of the types described in clauses (i) though (iv) of the definition of the term “Debt”, provided that the obligations that are being Guaranteed are not prohibited by the terms of this Agreement,

SECTION 2.    Conditions to Effectiveness of Amendment.    This Amendment shall become effective on the first day when the Administrative Agent shall have received counterparts of this Amendment as executed on behalf of Borrower and the

Required Lenders, together with the Acknowledgment and Agreement of Subsidiary Guarantors as executed on behalf of the Subsidiary Guarantors (the “Effective Date”).

SECTION 3.    Status of Obligations.    Borrower hereby confirms and agrees that all Loans and all other Obligations outstanding under the Credit Agreement and the other Loan Documents as of the date hereof were duly and validly created and incurred by Borrower there under, that all such outstanding amounts are owed in accordance with the terms of the Credit Agreement and other Loan Documents, and there are no rights of offset, defense, counterclaim, claim or objection in favor or Borrower arising out of or with respect to any of the Loans or other Obligations or Borrower to the Agents or the Lenders, and any such rights of offset, defense, counterclaim, claims or objectives have been and are hereby waived and released by Borrower.

SECTION 4.    Representations and Warranties of Borrower.    Borrower, without limiting the representations and warranties provided in the Credit Agreement, represents and warrants to the Lenders and Agents as follows:

4.1    The execution, delivery and performance by Borrower of this Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the certificate of incorporation or by-laws of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which Borrower or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

4.2    This Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

4.3    After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.4    The representations and warranties of Borrower contained in the Credit Agreement are true and accurate on and as of the date of the Amendment, except for changes expressly permitted under the terms of the Credit Agreement and except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and accurate as of such earlier date).

4.5    Since February 28, 2002, there have been no events, acts, conditions or occurrences of whatever nature, singly or in the aggregate, which have had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 5.    Survival.    Each of the foregoing representations and warranties shall be made at and as of the date of this Amendment and shall be deemed to have been made as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of Borrower under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made or deemed to have been made. Each of the foregoing representations and warranties shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Lenders or the Agents.

SECTION 6.    Ratification of Credit Agreement and Loan Documents.    Except as expressly amended herein, all terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Credit Agreement (as amended herein) and the other Loan Documents. All future references to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

SECTION 7.    Indemnity.    In consideration of the amendments agreed to by the Lenders pursuant to this Amendment, Borrower hereby indemnifies each Agent, and each Lender, and their respective officers, partners, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an “Indemnitee”) arising out of or by reason of any investigation, litigation or other proceeding related to this Amendment, the Credit Agreement or any Loan Documents or any actual or proposed use of the proceeds of any of the Loans, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding ; provided, however, Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee’s gross negligence or willful misconduct.

SECTION 8.    No Waiver, Etc.    Borrower hereby agrees that nothing herein shall constitute a waiver by the Lenders of any Default or Event of Default, whether known or unknown, which may exist under the Credit Agreement. Borrower hereby further agrees that no action, inaction or agreement by the Lenders, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Credit Agreement which may have occurred with respect to the non-performance of any obligation under the terms of the Credit Agreement or any portion thereof, or any other matter relating to the Credit Agreement, shall require or imply any future indulgence, waiver, or agreement by the Lenders.

SECTION 9.    Binding Nature.    This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

SECTION 10.    Costs and Expenses.    Borrower shall be responsible for the costs and expense of the Agents in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including without limitation, the fees and out-of-pocket expense of counsel for the Agents with respect thereto.

SECTION 11.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

SECTION 12.    Entire Understanding.    This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

SECTION 13.    Counterparts.    This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

(Signatures Appear on Following Page)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.

GLOBAL PAYMENTS INC.

By:	/s/ JAMES G. KELLY
James G. Kelly Chief Financial Officer

BANK ONE, NA, as Administrative Agent, Lender, LC Issuer and Swing Line Lender

By:	/s/ DAVID T. MCNEELA
David T. McNeela First Vice President

SUNTRUST BANK, as Documentation Agent and Lender

By:	/s/ BRIAN K. PETERS
Brian K. Peters Managing Director

WACHOVIA BANK, N.A. as Syndication Agent and Lender

By:	/s/ ANNE L. SAYLES
Anne L. Sayles Director

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